UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2019

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
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(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201
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(Address of principal executive offices) (zip code)

(214) 462-6831
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5 par value	CMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 5, 2019, Comerica Incorporated (“Comerica”) announced that Ralph W. Babb, Jr., Executive Chairman, planned to retire on or around December 31, 2019.

In connection with Mr. Babb’s retirement, Comerica and Mr. Babb entered into a restrictive covenants and general release agreement (the “Agreement”) dated December 17, 2019. The Agreement specifies that Mr. Babb’s employment will terminate December 31, 2019 (the “Separation Date”) and that he will generally return all property of Comerica and its subsidiaries and affiliates on or prior to the Separation Date. Under the terms of the Agreement, Mr. Babb provides a general release of claims in favor of Comerica and its affiliates and agrees to be bound by certain restrictive covenants (including two year non-competition and non-solicitation restrictions that will prohibit him from engaging in any business in competition with the businesses conducted by Comerica in Michigan, California, Texas, Arizona or Florida and from soliciting the customers and employees of Comerica) without the consent of Comerica. The Agreement also includes general non-disparagement and cooperation provisions and provides that Mr. Babb will not use, commercialize or disclose Comerica’s confidential information to any person or entity, except to such individuals as approved by Comerica in writing prior to any such disclosure or as otherwise required by law.

In consideration for Mr. Babb’s execution and non-revocation of the Agreement, the Committee agreed to accelerate the vesting of Mr. Babb’s shares of restricted stock that were not vested as of his Separation Date and agreed to provide, for two years from the Separation Date, the use of a shared office space at a mutually agreeable existing Comerica facility (the “Office Location”); (ii) part-time access to shared administrative support at the Office Location; and (iii) parking at the Office Location.

Pursuant to the Agreement, prior to the Separation Date, so long as Mr. Babb continues to be employed by Comerica, he will generally continue to be paid and be eligible to participate in the health, welfare benefit and retirement plans of Comerica on the same basis as applied to him immediately prior to delivery of the Agreement. Following the Separation Date, he will receive the benefits provided in the Supplemental Pension and Retiree Medical Agreement dated as of the 29th day of May 1998, as described on page 66 of Comerica's 2019 Proxy Statement. Comerica shall reimburse Mr. Babb for reasonable and documented business expenses incurred by Mr. Babb on or before the Separation Date, in accordance with the terms of Comerica’s policy. As well, Comerica will compensate Mr. Babb for any accrued but unused paid time off days as of the Separation Date, in accordance with the terms of Comerica’s policy. Mr. Babb will receive deferred compensation distributions from his deferred compensation plan accounts, if any, in accordance with his prior elections and the terms of the relevant plans. Mr. Babb will be eligible to receive an incentive payment pursuant to the Comerica 2016 Management Incentive Plan with respect to the performance period ending December 31, 2019. To the extent provided in its bylaws, Comerica will defend, indemnify and hold Mr. Babb harmless from and against all liability for actions taken by him within the scope of his responsibilities, so long as his conduct in any such matter was consistent with the relevant standards contained in the bylaws.

This summary of the Agreement is qualified in its entirety by the terms of the Agreement, a copy of which is being filed herewith as Exhibit 10.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Restrictive Covenants and General Release Agreement by and between Ralph W. Babb, Jr. and Comerica Incorporated dated December 17, 2019.
104	The cover page from Comerica's Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

By:    /s/ John D. Buchanan
Name:    John D. Buchanan
Title:    Executive Vice President - Chief Legal Officer

Date: December 20, 2019